Exhibit 10.31

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Purchase Agreement”) is entered into as of this ____ day of _________, 2018 (the “Effective Date”) by and between the parties on the signature page to this Agreement (each, a “Purchaser”), and VerifyMe, Inc., a Nevada corporation (the “Company”) (collectively, the Purchasers and the Company are the “Parties”).

WHEREAS, the Company and the Purchaser are parties to that certain Confidential Settlement Agreement, dated the date of this Purchase Agreement (the “Settlement Agreement”);

WHEREAS, the Settlement Agreement provides among other things that the Company will issue to the Purchasers a total of 1,000,000 shares of common stock, $0.001 par value per share, of the Company (the “Settlement Shares”);

WHEREAS, the Settlement Agreement also provides that the Company and the Purchasers execute a Stock Purchase Agreement with respect to the issuance of the Settlement Shares;

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1.         Terms of Issuance.

1.1          The Company agrees to issue and offer to the Purchasers, and the Purchasers agree to accept, the number of Settlement Shares set forth on each Purchaser’s signature page.

1.2          The closing of the transactions contemplated by this Purchase Agreement (the “Closing”) shall take place by email simultaneously.  Prior to the Closing, the Company shall deliver to each Purchaser a copy of the issuance instructions to the Company’s transfer agent instructing the transfer agent to issue the Settlement Shares.

2.         Representations and Warranties of the Company.  As an inducement to the Purchasers to enter into this Purchase Agreement and consummate the transaction contemplated hereby, the Company hereby makes the following representations and warranties, each of which is true and correct in all material respects on the date hereof and will be true and correct in all material respects on the Closing date:

2.1          Organization.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and is duly authorized to conduct business as currently conducted.

2.2          Authority.  The Company has full power and authority to execute and deliver this Purchase Agreement and to perform its obligations hereunder.  This Purchase Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms. The execution, delivery, and performance of this Purchase Agreement and all other agreements contemplated hereby have been duly authorized by the Company.

2.3          Non-Contravention.  The execution and delivery of this Purchase Agreement by the Company and the observance and performance of the terms and provisions contained herein do not constitute a violation or breach of any applicable law, or any provision of any other contract or instrument to which the Company is a party or by which it is bound, or any order, writ, injunction, decree, statute, rule, by-law or regulation applicable to the Company.

2.4          Litigation.  There are no actions, suits, or proceedings pending or, to the best of the Company’s knowledge, threatened, which could in any manner restrain or prevent the Company from effectually and legally selling the Settlement Shares pursuant to the terms and provisions of this Purchase Agreement.

2.5          Brokers’ Fees.  The Company has no liability or obligation to pay fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Purchase Agreement.

2.6          Reporting Company.  The Company is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and has a class of common stock registered pursuant to Section 12(g) of the Exchange Act.

2.7          SEC Reports.  The Company has filed with the Securities and Exchange Commission (the “SEC”) all reports required to be filed since January 1, 2017.  None of the reports filed with the SEC contained any material statements which were not true and correct or omitted to state any statements of material fact necessary in order to make the statements made not misleading.

2.8          Outstanding Securities.  All issued and outstanding shares of capital stock and equity interests in the Company have been duly authorized and validly issued and are fully paid and non-assessable.

2.9          No Material Adverse Change.  Since April 12, 2017 (filing date of the last Form 10-K), there has not been individually or in the aggregate a Material Adverse Change with respect to the Company. For the purposes of this Purchase Agreement, “Material Adverse Change” means any event, change or occurrence which, individually or together with any other event, change, or occurrence, could result in a material adverse change on the Company or material adverse change on its business, assets, financial condition, or results of operations. Provided, however, a Material Adverse Change does not exist solely because (i) there are changes in the economy, credit markets or capital markets, or (ii) changes generally affecting the industry in which the Company operates.

3.         Representations and Warranties of the Purchasers.  As an inducement to the Company to enter into this Purchase Agreement and to consummate the transactions contemplated hereby, each Purchaser, severally and not jointly, hereby makes the following representations and warranties, each of which is true and correct in all material respects on the date hereof and will be true and correct in all material respects on the Closing date:

3.1          Authority.  Such Purchaser has full power and authority to execute and deliver this Purchase Agreement and to perform its obligations hereunder.  This Purchase Agreement constitutes the valid and legally binding obligation of such Purchaser, enforceable in accordance with its terms. The execution, delivery, and performance of this Purchase Agreement and all other agreements contemplated hereby have been duly authorized by such Purchaser.

3.2          Non-Contravention. The execution and delivery of this Purchase Agreement by such Purchaser and the observance and performance of the terms and provisions of this Purchase Agreement on the part of such Purchaser to be observed and performed will not constitute a violation of applicable law or any provision of any contract or other instrument to which such Purchaser is a party or by which it is bound, or any order, writ, injunction, decree statute, rule or regulation applicable to it.

3.3          Litigation There are no actions, suits, or proceedings pending or, to the best of such Purchaser’s knowledge, threatened, which could in any manner restrain or prevent such Purchaser from effectually and legally accepting the Settlement Shares pursuant to the terms and provisions of this Purchase Agreement.

3.4          Brokers’ Fees.  Such Purchaser has no liability or obligation to pay fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Purchase Agreement.

3.5          Information.  Such Purchaser has relied solely on the reports of the Company filed with the SEC, other publicly available information and other written and electronic information prepared by the Company in making its decision to accept the Settlement Shares. The Purchasers acknowledge that the acquisition of the Settlement Shares entails a high degree of risk, including the risks highlighted in the risk factors contained in filings by the Company with the SEC including its annual report on Form 10-K for the year ended December 31, 2016, and the Risk Factors contained on Exhibit A. Such Purchaser represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of this Purchase Agreement and the reasons for this offering, the business prospects of the Company, the risks attendant to the Company’s business, and the risks relating to an investment in the Company. Such Purchaser acknowledges the receipt (without exhibits) of or access to the reports filed with SEC at www.sec.gov which includes the Company’s reports referred to in this Section 3.5.

3.6          Investment.  Such Purchaser is acquiring the Settlement Shares for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distribution or selling the same, and, except as contemplated by this Purchase Agreement, and has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.  Such Purchaser understands that the Settlement Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act of 1933, as amended (the “Securities Act”) or an exemption therefrom, and that in the absence of an effective registration statement covering the Settlement Shares or an available exemption from registration under the Act, the Securities must be held indefinitely.

3.7          Restricted Securities.  Such Purchaser understands that the Settlement Shares have not been registered under the Securities Act and are offered in reliance on an exemption from registration under the Securities Act pursuant to Section 4(a)(2) thereof and Rule 506 thereunder and the Settlement Shares will bear a restrictive legend.

3.8          Investment Experience.  Such Purchaser represents that it is an “accredited investor” within the meaning of the applicable rules and regulations promulgated under the Securities Act, for one of the reasons set forth on Exhibit B. Such Purchaser represents and acknowledges that (i) it is experienced in evaluating and investing in private placement transactions in similar circumstances, (ii) it has such knowledge and experience in financial, tax and business matters so as to enable it to utilize the information made available to it in connection with the offering of the Settlement Shares to evaluate the merits and risks of the investment in the Settlement Shares and to make an informed investment decision with respect thereto, (iii) it is able to bear the substantial economic risks of an investment the Settlement Shares for an indefinite period of time, and (iv) it has no need for liquidity in such investment, (v) it can afford a complete loss of such investment.

3.9          No General Solicitation.  The offer to issue the Settlement Shares was directly communicated to such Purchaser by the Company.  At no time was such Purchaser presented with or solicited advertisement, articles, notice or other communication published in any newspaper, television or radio or presented at any seminar or meeting, or any solicitation by a person not previously known to the undersigned in connection with the communicated offer.

4.         Survival of Representations and Warranties and Agreements.  All representations and warranties of the Parties contained in this Purchase Agreement shall survive the Closing.

5.         Indemnification.

5.1          Indemnification Provisions for Benefit of the Purchasers.  In the event the Company breaches any of its representations, warranties, and/or covenants contained herein, and provided that the Purchasers make a written claim for indemnification against the Company, then the Company agrees to indemnify the Purchasers from and against the entirety of any losses, damages, amounts paid in settlement of any claim or action, expenses, or fees including court costs and reasonable attorneys’ fees and expenses, in connection with such breach.

5.2          Indemnification Provisions for Benefit of the Company.  In the event either Purchaser breaches any of its representations, warranties, and/or covenants contained herein, and provided that the Company makes a written claim for indemnification against such Purchaser, then such Purchaser agrees to indemnify the Company from and against the entirety of any losses, damages, amounts paid in settlement of any claim or action, expenses, or fees including court costs and reasonable attorney’s fees and expenses, in connection with such breach.

6.         Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing:

6.1          General.  In case at any time after the Closing any further action is necessary to carry out the purposes of this Purchase Agreement, the Company will take such further action (including the execution and delivery of such further instruments and documents) as the Purchasers reasonably may request, all at the sole cost and expense of the Company.

6.2          Inspection.  At all times upon reasonable notice, the Purchasers or their authorized representatives shall have the power to inspect the books and records including the books and records of account of the Company for any proper purpose.  As part of such inspection, the Purchasers and their authorized representatives may make such copies and extra sets of the Company’s books and records as it or they may reasonably request.  All of the foregoing rights are subject to the inspecting persons executing a confidentiality agreement.

6.3          Registration Rights.  The Company shall file with the SEC a registration statement on Form S-1 registering the Settlement Shares for public sale as provided for in a Registration Rights Agreement, a copy of which is attached as Exhibit C hereto.

7.         Expenses.  Except as otherwise provided in this Purchase Agreement or the Settlement Agreement, all Parties hereto shall pay their own expenses, including legal and accounting fees, in connection with the transactions contemplated herein. In the event any action is instituted with respect to or arising out of this Purchase Agreement, the prevailing party shall be entitled to an award of reasonable attorney’s fees and costs including expert fees and costs.

8.         Severability.  In the event any part of this Purchase Agreement is found to be void, the remaining provisions of this Purchase Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

9.         Counterparts.  This Purchase Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The execution of this Purchase Agreement may be by actual or facsimile signature.

10.       Benefit.  This Purchase Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.  Nothing in this Purchase Agreement, express or implied, is intended to confer on any person other than the Parties or their respective heirs, successors and assigns any rights, remedies, obligations, or other liabilities under or by reason of this Purchase Agreement.

11.       Notices and Addresses. All notices, offers, acceptance and any other acts under this Purchase Agreement shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar overnight next business day delivery, or by email followed by overnight next business day delivery, as follows:

If to the Company:	VerifyMe, Inc.
837 Lindy Lane
Bala Cynwyd, PA 19004
Telephone: (610) 688-1952
Attention: Chief Executive Officer
Email: ngardner@verifyme.com

With a copy (for informational purposes only) to:

Nason Yeager Gerson White & Lioce, P.A.,
3001 PGA Boulevard, Suite 305
Palm Beach Gardens, FL 33410
Telephone:  (561) 471-3507
 Attention: Michael D. Harris, Esq.
E-Mail: mharris@nasonyeager.com

If to the Purchaser:	The address set forth on the signature page attached hereto.

or to such other address as any of them, by notice to the other may designate from time to time.

12.       Governing Law / Jurisdiction.  This Purchase Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder, whether relating to its execution, its validity, the obligations provided therein or performance, shall be governed or interpreted according to the laws of the State of Nevada, without regard to any rules or principles governing conflicts of laws.  The Parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Nevada for any dispute arising out of or relating to this Purchase Agreement, and agree that any action to enforce the terms of this Purchase Agreement shall be brought in the courts of the State of Nevada, Clark County, or in the United States District Court for the District of Nevada.

13.       Entire Agreement.  This Purchase Agreement constitutes the entire agreement between the Parties, and supersedes all prior oral and written agreements between the Parties, with respect to the subject matter hereof.

14.       Amendment. Neither this Purchase Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against whom enforcement of the change, waiver discharge or termination is sought.

15.       Assignment.  No Party hereto shall assign its rights or obligations under this Purchase Agreement without the prior written consent of the other Parties.

16.       Section Headings.  Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Purchase Agreement.

[Signature Page Attached]

IN WITNESS WHEREOF the parties hereto have set their hand and seals as of the above date.

VERIFYME, INC.:

By:
Name:	Patrick White
Title:	Chief Executive Officer

PURCHASER:

By:

By:
Name: [Print Name and Title]

Address:

Email:

Tax ID of Purchaser:

Amount: five hundred thousand (500,000) shares.

PURCHASER:

By:
Name: [Print Name and Title]

Address:

Email:

Tax ID of Purchaser:

Amount: five hundred thousand (500,000) shares.